Exhibit 25(d)


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  _________________


                                       FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                  TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                                  _________________

                                 THE BANK OF NEW YORK
                 (Exact name of trustee as specified in its charter)


               New York                                13-5160382
     (Jurisdiction of incorporation                 (I.R.S. Employer
      if not a U.S. national bank)                 Identification No.)

      48 Wall Street, New York, New York                  10286
     (Address of principal executive offices)           (Zip code)

                                  _________________

                           TEXAS UTILITIES ELECTRIC COMPANY
                 (Exact name of obligor as specified in its charter)


               Texas                                  75-1837355
     (State or other jurisdiction                  (I.R.S. Employer
     of incorporation or organization)            Identification No.)

          1601 Bryan Street
            Dallas, Texas                                   75201
     (Address of principal executive offices)            (Zip code)

                                  _________________

              TEXAS UTILITIES ELECTRIC COMPANY GUARANTEE WITH RESPECT TO
                                TU ELECTRIC CAPITAL IV
                                PREFERRED SECURITIES*
                         (Title of the indenture securities)

     --------------
          *Specific title to be determined in connection with sale of TU Electric Capital IV Preferred Securities.

     ITEM 1.   GENERAL INFORMATION.*

               Furnish the following information as to the Trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

     Superintendent of Banks            2 Rector Street, New York,
       of the State of New York           N.Y. 10006 and Albany, N.Y. 12203
    Federal Reserve Bank of             33 Liberty Plaza, New York
       New York                           N.Y. 10045
     Federal Deposit Insurance          550 17th Street, N.W.,
       Corporation                        Washington, D.C. 20429
     New York Clearing House            New York, N.Y.
       Association

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

     ITEM 2.   AFFILIATIONS WITH OBLIGOR.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               None. (See Note on page 2.)

     ITEM 16.  LIST OF EXHIBITS.

               Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

               1.   -    A copy of the Organization Certificate of The Bank of
                         New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-
                         1 filed with Registration Statement No. 33-6215,
                         Exhibits 1a and 1b to Form T-1 filed with Registration
                         Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

               4.   -    A copy of the existing By-laws of the Trustee.
                         (Exhibit 4 to Form T-1 filed with Registration
                         Statement No. 33-31019.)

               6.   -    The consent of the Trustee required by Section 321(b)
                         of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

               7.   -    A copy of the latest report of condition of the Trustee
                         published pursuant to law or to the requirements of its supervising or examining authority.


     -------------------
          *Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                         NOTE

               Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

               Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                      SIGNATURE

               Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of January, 1997.


                                   THE BANK OF NEW YORK

                                   By:  /s/ Walter N. Gitlin
                                      -------------------------
                                          Walter N. Gitlin
                                           Vice President

                                                          EXHIBIT 7
                                                        (Page 1 of 3)

                         Consolidated Report of Condition of
                                 THE BANK OF NEW YORK
                       of 48 Wall Street, New York, N.Y. 10286

          And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                        Dollar Amounts
     ASSETS                                              in Thousands
     ------                                             --------------

     Cash and balances due from
       depository institutions:
       Noninterest-bearing balances
         and currency and coin . . . . . . . . . . . . . . . . . . . $ 4,404,522
       Interest-bearing balances . . . . . . . . . . . . . . . . . .     732,833
     Securities:
       Held-to-maturity securities . . . . . . . . . . . . . . . . .     789,964
       Available-for-sale securities . . . . . . . . . . . . . . . .   2,005,509
     Federal funds sold in domestic
       offices of the bank:
       Federal funds sold. . . . . . . . . . . . . . . . . . . . . .   3,364,838
     Loans and lease financing
       receivables:
       Loans and leases, net of unearned
         income. . . . . . . . . . . . . . . . . . . .   28,728,602
       LESS:  Allowance for loan and
         lease losses. . . . . . . . . . . . . . . . .      584,525
       LESS: Allocated transfer risk
         reserve . . . . . . . . . . . . . . . . . . .          429
       Loans and leases, net of unearned
         income, allowance, and reserve. . . . . . . . . . . . . . .  28,143,648
     Assets held in trading accounts . . . . . . . . . . . . . . . .   1,004,242
     Premises and fixed assets (including
       capitalized leases) . . . . . . . . . . . . . . . . . . . . .     605,668
     Other real estate owned . . . . . . . . . . . . . . . . . . . .      41,238
     Investments in unconsolidated subsid-
       iaries and associated companies . . . . . . . . . . . . . . .     205,031
     Customers' liability to this bank on
       acceptances outstanding . . . . . . . . . . . . . . . . . . .     949,154
     Intangible assets . . . . . . . . . . . . . . . . . . . . . . .     490,524
     Other assets. . . . . . . . . . . . . . . . . . . . . . . . . .   1,305,839
                                                                     -----------
     Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . $44,043,010
                                                                     ===========

                                                          EXHIBIT 7
                                                        (Page 2 of 3)

     LIABILITIES
     -----------

     Deposits:
       In domestic offices . . . . . . . . . . . . . . . . . . . .   $20,441,318
       Noninterest-bearing . . . . . . . . . . . . . .    8,158,472
       Interest-bearing. . . . . . . . . . . . . . . .   12,282,846
       In foreign offices, Edge and
       Agreement subsidiaries, and IBFs. . . . . . . . . . . . . .    11,710,903
       Noninterest-bearing . . . . . . . . . . . . . .       46,182
       Interest-bearing. . . . . . . . . . . . . . . .   11,664,721
     Federal funds purchased in domestic
       offices of the bank:
       Federal funds purchased . . . . . . . . . . . . . . . . . .     1,565,288
     Demand notes issued to the U.S.
       Treasury. . . . . . . . . . . . . . . . . . . . . . . . . .       293,186
     Trading liabilities . . . . . . . . . . . . . . . . . . . . .       826,856
     Other borrowed money:
       With original maturity of one year or less. . . . . . . . .     2,103,443
       With original maturity of more than
         one year. . . . . . . . . . . . . . . . . . . . . . . . .        20,766
     Bank's liability on acceptances
       executed and outstanding. . . . . . . . . . . . . . . . . .       951,116
     Subordinated notes and debentures . . . . . . . . . . . . . .     1,020,400
     Other liabilities . . . . . . . . . . . . . . . . . . . . . .     1,522,884
                                                                      ----------
     Total liabilities . . . . . . . . . . . . . . . . . . . . . .    40,456,160
                                                                      ----------

     EQUITY CAPITAL
     --------------

     Common stock. . . . . . . . . . . . . . . . . . . . . . . . .       942,284
     Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . .       525,666
     Undivided profits and capital
       reserves. . . . . . . . . . . . . . . . . . . . . . . . . .     2,129,376
     Net unrealized holding gains (losses)
       on available-for-sale securities. . . . . . . . . . . . . .    (   2,073)
     Cumulative foreign currency
       translation adjustments . . . . . . . . . . . . . . . . . .    (   8,403)
                                                                     -----------
     Total equity capital. . . . . . . . . . . . . . . . . . . . .     3,586,850
                                                                     -----------
     Total liabilities and equity capital. . . . . . . . . . . . .   $44,043,010
                                                                     ===========

                                                          EXHIBIT 7
                                                        (Page 3 of 3)


          I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                   Robert E. Keilman

          We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

          J. Carter Bacot  )
          Thomas A. Renyi  )       Directors
          Alan R. Griffith )